UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2014

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27488 (Commission File Number)	94-3136539 (I.R.S. Employer Identification No.)

Experimental Station
Route 141 & Henry Clay Road
Building E336
Wilmington, DE	19880
(Address of principal executive offices)	(Zip Code)

(302) 498-6700

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of the Company, held on May 28, 2014 (the “Annual Meeting”), the Company’s stockholders approved amendments to the Company’s Amended and Restated 2010 Stock Incentive Plan, which included amendments to increase the number of shares available for issuance under the plan by 3,000,000 shares, from 21,753,475 shares to 24,753,475 shares, and make certain additional changes, as described in the Company’s definitive proxy statement for the Annual Meeting.  A copy of the Company’s Amended and Restated 2010 Stock Incentive Plan, as amended, is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

The following actions were taken at the Annual Meeting:

1.                                      The following Directors were elected:

	For	Withheld	Broker Non-Votes

Richard U. De Schutter	140,740,634	2,104,450	12,897,796

Barry M. Ariko	140,948,833	1,896,251	12,897,796

Julian C. Baker	140,558,814	2,286,270	12,897,796

Paul A. Brooke	140,209,985	2,635,099	12,897,796

Wendy L. Dixon	129,427,696	13,417,388	12,897,796

Paul A. Friedman	137,229,664	5,615,420	12,897,796

Hervé Hoppenot	141,514,600	1,330,484	12,897,796

2.                                      The amendments to the Company’s Amended and Restated 2010 Stock Incentive Plan were approved.

For	Against	Abstain	Broker Non-Votes
103,063,324	39,593,411	188,349	12,897,796

3.                                      The compensation of the Company’s named executive officers was approved, on a non-binding advisory basis.

For	Against	Abstain	Broker Non-Votes
112,334,066	30,271,853	239,165	12,897,796

4.                                      The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year was ratified.

For	Against	Abstain
153,388,952	2,205,105	148,823

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                        Incyte Corporation Amended and Restated 2010 Stock Incentive Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2014

INCYTE CORPORATION

	By:	/s/ Eric H. Siegel
Eric H. Siegel
Executive Vice President and
General Counsel